Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-275252 on Form S-3 and Registration Statements Nos. 333-280220, 333-273685, 333-240334 and 333-228687 on Form S-8 of Resideo Technologies, Inc. of our report dated March 7, 2024, relating to the financial statements of Snap One Holdings Corp. appearing in its Annual Report on Form 10-K for the year ended December 29, 2023, incorporated by reference in this Current Report on Form 8-K of Resideo Technologies, Inc. dated June 17, 2024.

/s/ Deloitte & Touche LLP

Charlotte, NC

June 17, 2024